Exhibit 99.1
Asure Software Acquires Mangrove Software
Asure Software Provides 2016 Financial Guidance

AUSTIN, Texas, March 21, 2016 (GLOBE NEWSWIRE) — Asure Software (NASDAQ: ASUR), a global provider of time & labor and workspace management software solutions, announced today that it has acquired Mangrove Employer Services, Inc. Based in Tampa, Florida, Mangrove is a leading Cloud SaaS vendor in Human Capital Management (HCM) applications. The company develops, and implements HR, Payroll, Benefits, and Talent Management software solutions. Mangrove’s HCM suite of solutions is easy-to-use, with fully integrated HR/payroll applications uniquely designed to help companies recruit, manage, pay, and analyze their workforce more effectively.

The acquisition enables Asure Software to alter the marketplace of Human Capital Management by offering a comprehensive solution that brings workforce and workspace management together. These two workflows combined in one unified management platform increases company bottom-line performance through greater employee empowerment and engagement. It also gives companies new data metrics to manage their two most costly assets: their people and real estate.

“Our organization has a strong track record of bringing companies together,” said Asure Chief Executive Officer Pat Goepel. "The Mangrove acquisition brings an opportunity to unify our solutions into one people-centric platform to the HCM market. We believe the synergies with our client base and operational model provides a strong foundation for continued growth today and for years to come.”

Concurrent with the acquisition of Mangrove, Asure announced guidance for 2016 to investors on a proforma basis (as if Mangrove and Asure had been combined as a single company since January 1, 2016). Asure projects proforma 2016 Revenue; EBITDA excluding One Time Expenses and Stock Compensation Expense and Earnings per Share Excluding One Time Expenses and Stock Compensation Expense as follows:

2016 Guidance	2016
TOTAL
Revenue	$37.5M to $38.5M

EBITDA Excluding One Time Items & Stock Compensation Expense	$7.5M to $8M

EPS Excluding One Time Items & Stock Compensation Expense	$0.12 to $0.20

Proforma – is defined as the GAAP revenue of Mangrove and Asure less GAAP expenses with One Time items and Stock Compensation expense added back from 1-1-16 thru 12-31-16 as if the companies had been a combined reporting entity since the beginning of the year.

One Time Items – are defined as one-time expenses (nonrecurring) including items such as Severance costs or related costs, deal costs including attorney, audit, accounting, investment banker, valuation, fairness opinions, consultants, etc. associated with the acquisition, costs associated with reorganization and integration of Mangrove including but not limited to any costs associated with ending or modifying vendor agreements and leases, reorganizing business units, one time travel, relocation and related costs. Normal integration and deal costs are included in the One Time Items which are added back.

Asure is in the process of completing its year-end audit and once completed, the company will provide commentary during the 2015 earnings call on March 30, 2016. It will also discuss the acquisition in its 10-K and plans to release an 8-K/A with unaudited proforma financial information relating to the Mangrove acquisition at the time Asure files its 10-K for the year ended December 31, 2015.

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About Asure Software
Asure Software, Inc. (NASDAQ: ASUR), headquartered in Austin, Texas, offers intuitive and innovative technologies that enable companies of all sizes and complexities to operate more efficiently. The company ensures a high-performing work environment by integrating its "keep it simple" solutions and expertise to more than 7,000+ clients world-wide. Asure Software’s suite of solutions range from HCM workforce management solutions, time and attendance to workspace asset optimization and meeting room management solutions. For more information, please visit http://www.asuresoftware.com.

Forward-Looking Statements
Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements concerning Asure’s estimated and future results of operations and strategies. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.  In particular, we cannot assure that we will successfully integrate the Mangrove business operations with our existing business or that we will achieve the proforma operating results projected in this release.

Non-GAAP Financial Measure and Related Information
This communication contains non-GAAP financial measures as such term is defined in Regulation G under the rules of the SEC. While we believe these non-GAAP financial measures are useful in evaluating our financial results, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Further, these non-GAAP financial measures may differ from similarly titled measures presented by other companies.

Contact information
Brad Wolfe
Chief Financial Officer
512-437-2732
bwolfe@asuresoftware.com

Asure Software Acquires Mangrove Software
Asure Software to Change Future of the Human Capital Management Market

AUSTIN, Texas, March 21, 2016 (GLOBE NEWSWIRE) — Asure Software (NASDAQ: ASUR), a global provider of time & labor and workspace management software solutions, announced today that it has acquired Mangrove Employer Services, Inc. Based in Tampa, Florida, Mangrove is a leading Cloud SaaS vendor in Human Capital Management (HCM) applications. The company develops, and implements HR, Payroll, Benefits, and Talent Management software solutions. Mangrove’s HCM suite of solutions is easy-to-use, with fully integrated HR/payroll applications uniquely designed to help companies recruit, manage, pay, and analyze their workforce more effectively.

The acquisition enables Asure Software to alter the marketplace of Human Capital Management by offering a comprehensive solution that brings workforce and workspace management together. These two workflows combined in one unified management platform increases company bottom-line performance through greater employee empowerment and engagement. It also gives companies new data metrics to manage their two most costly assets: their people and real estate.

It launches Asure into a new and much larger market where the rise of total workforce management and agile work environment initiatives are taking center stage for company leaders. The HCM market has a market cap in the billions and growing at a 9%+ CAGR with 22% of the market actively looking for new functionality. The way people work today has changed. A large portion of HCM applications today lack the comprehensive features and actionable data leaders need to manage their changing workforce.

“Our organization has a long history and strong track record of bringing new and innovative technology to market," said Asure Chief Executive Officer Pat Goepel. "The Mangrove acquisition marks the culmination of a five-year technology strategy to bring a unified, people-centric platform to the HCM market. We believe business success today and in the future will be centered on HCM effectiveness and efficiency of where, when, and how people get work done.”

Mangrove Chief Executive Officer and co-founder Rich Cangemi said, “The new platform expands the ability for businesses to manage more interconnected tasks than traditional HCM solutions, creating greater business continuity and increasing employee attraction, engagement, and retention. These combined solutions will give organizational leaders a powerful new lens and the data necessary to see and effectively understand their business. I am very excited that our comprehensive technology will be a part of this new HCM workforce and workspace platform. The trend and desire for managers to optimize the complete lifecycle of their workforce made this the right time to come together with Asure Software.”

By combining Mangrove’s HCM solutions with Asure’s time & labor and workspace solutions, Asure completes their vision of creating the People Success Platform. The new People Success Platform is:

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Innovative. The People Success Platform is a cloud-based system designed for the mobile and flexible workforce. The platform provides a suite of workforce and workspace solutions that is fluid and convenient to use for both the employee and employer.

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Comprehensive. The system is an all-encompassing tool providing businesses with solutions for payroll and tax, benefits, administration, human resources, talent management, ACA healthcare reform and agile flexible workspace software.

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Powerful. The platform empowers businesses with measurable insight on the productivity of their employees, encouraging collaboration, contribution and improved connection. This system is the only technology in the world that is designed for the success of mobile employees.

Mr. Goepel said, “The way people work today has changed and shifted the landscape of the HCM marketplace. The macro trends of globalization, mobilization, and technology developments have continued to increase the pressure for companies to manage their business differently. Providing flexible work environments for employees has changed how a company needs to capture HCM data and has redefined the workstations needed to support those mobile employees. As a result, we feel company leaders are looking for new metrics to manage the entire workforce and workplace experience. We are excited to have a solution that enables corporations to respond in a meaningful way towards those growing market challenges. Asure’s People Success Platform provides corporations a bridge from the rapidly changing employee impact on today’s workplace to future on-going corporate success.”

For additional financial details, please refer to Asure Software’s 8-K, to be issued and available at http://investor.asuresoftware.com/ on Monday, March 21, 2016.

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About Asure Software
Asure Software, Inc. (NASDAQ: ASUR), headquartered in Austin, Texas, offers intuitive and innovative technologies that enable companies of all sizes and complexities to operate more efficiently. The company ensures a high-performing work environment by integrating its "keep it simple" solutions and expertise to more than 7,000 clients worldwide. Asure Software’s suite of solutions range from HCM workforce management solutions, time and attendance to workspace asset optimization and meeting room management solutions. For more information, please visit http://www.asuresoftware.com.

Contact:
Mike Kinney
Global SVP of Marketing & Sales Enablement
512-437-2341
mkinney@asuresoftware.com